As filed with the Securities and Exchange Commission on January 28, 2000

                                                      Registration No. 333-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933



                         APPLEBEE'S INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its character)

                       Delaware                       43-1461763
             (State or other jurisdiction          (I.R.S. Employer
             of incorporation or organization)     Identification No.)

                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
   (Address, including zip code, of Registrant's principal executive offices)

            APPLEBEE'S INTERNATIONAL, INC. 1995 EQUITY INCENTIVE PLAN

           APPLEBEE'S INTERNATIONAL, INC. 1999 EMPLOYEE INCENTIVE PLAN

   Lloyd L. Hill                         copy to:
   Chief Executive Officer               Shari L. Wright, Esq.
   Applebee's International, Inc.        Blackwell Sanders Matheny Weary &
   4551 West 107th Street, Suite 100     Lombardi LLP
   Overland Park, Kansas  66207          2300 Main Street, Suite 1100
   (913) 967-4000                        Kansas City, Missouri  64108
                                         (816) 983-8000

             (Name, address, telephone number, of agent for service)


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                         Proposed maximum   Proposed maximum
                                                      Amount to be        offering price    aggregate offering       Amount of
        Title of securities to be registered           registered            per share            price           registration fee
================================================ ====================== ================== =================== =====================
Common Stock, par value $.01 per share             1,933,000 shares       $26.0625 (1)       $50,378,813 (1)         $13,300.01
================================================ ====================== ================== =================== =====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant's Common Stock as listed on the NASDAQ Stock Market on January 26, 2000.

                                EXPLANATORY NOTE





As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

         The following documents filed with the Commission by Applebee's International, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1998;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1999, June 27, 1999 and September 26, 1999;

         3.       The Company's  Reports on Form 8-K filed on February 10, 1999,
                  February  23,  1999,   February  25,  1999,  April  27,  1999,
                  September 29, 1999 and December 29, 1999;

         4. The Company's Definitive Proxy Statements on Form 14A filed March 28, 1997 and April 6, 1999; and

         5. The description of the Company's Common Stock set forth in the Form 8-A Registration Statement effective September 27, 1989.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a report or other document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed report or other document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Certain statements contained herein and in the related prospectus or incorporated by reference herein or in the related prospectus constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Certain factors discussed herein and in the related prospectus or in the Company's Exchange Act filings with the Commission could cause actual results to differ materially from those in the forward-looking statements.

Item 4: Description of Securities

         Not applicable.


Item 5: Interests of Named Experts and Counsel

         Not applicable.

Item 6: Indemnification of Directors and Officers

        The Company has entered into indemnification agreements with certain officers and directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each indemnitee generally to the full extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee has, is or at the time becomes a director or officer of the Company or any other entity at the request of the Company. The indemnity does not cover liability arising out of fraudulent acts, deliberate dishonesty or willful misconduct, violations of certain securities laws, or if a court determines that such indemnification is not lawful.

        Section IX of the Bylaws of the Company provides for the indemnification of officers and directors of the Company generally to the extent permitted by Section 145 of the DGCL, including liability arising under the securities laws. Section 145 permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action (whether civil, criminal, threatened or investigative) for reason of their being officers or directors. The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, in the case of criminal proceedings, he had no reasonable cause to believe that his conduct was illegal. The corporation may indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

        The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7: Exemption from Registration Claimed

         Not applicable.


Item 8: Exhibits

        4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

        4.2 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

        4.3 Amendment to the 1995 Equity Incentive Plan increasing the number of shares of Common Stock available for Awards by 300,000 shares to a total of 2,300,000 shares (incorporated by reference to Exhibit 10.13 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997).

        4.4 Amendment to the 1995 Equity Incentive Plan increasing the number of shares of Common Stock available for Awards by 1,300,000 shares to a total of 3,600,000 shares (incorporated by reference to Exhibit 99 of the Registrant's Proxy Statement on Form 14A filed on April 6, 1999).

        4.5 1999 Employee Incentive Plan establishing the number of shares of Common Stock available for grant at 333,000 shares.

        5         Opinion of Robert T. Steinkamp, counsel to the Company.

        23.1      Consent of Robert T. Steinkamp (included in Exhibit 5).

        23.2      Consent of Deloitte & Touche LLP.

        24 Powers of Attorney (included in signature page to Registration Statement).


Item 9: Undertakings

Rule 415 Offering.

        The undersigned Company hereby undertakes:

        (1)       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on January 28, 2000.

                                     APPLEBEE'S INTERNATIONAL, INC.
                                     (Registrant)


                                     By: /s/ Lloyd L. Hill
                                     Lloyd L. Hill
                                     Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Applebee's International, Inc., hereby severally constitute Lloyd L. Hill and Robert T. Steinkamp, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Applebee's International, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


   Signature                   Title                                    Date




/s/Lloyd L. Hill       Director and Chief Executive Officer     January 28, 2000
Lloyd L. Hill          (principal executive officer)



/s/George D. Shadid    Director, Executive Vice President and   January 28, 2000
George D. Shadid       Chief Financial Officer
                       (principal financial officer)



/s/Mark A. Peterson    Vice President and Controller            January 28, 2000
Mark A. Peterson       (principal accounting officer)



/s/Abe J. Gustin, Jr.  Director, Chairman of the Board          January 28, 2000
Abe J. Gustin, Jr.

/s/Erline Belton       Director                                 January 28, 2000
Erline Belton



/s/Douglas R. Conant   Director                                 January 28, 2000
Douglas R. Conant



/s/D. Patrick Curran   Director                                 January 28, 2000
D. Patrick Curran



/s/Eric L. Hansen      Director                                 January 28, 2000
Eric L. Hansen



/s/ Mark S. Hansen     Director                                 January 28, 2000
Mark S. Hansen



/s/Jack P. Helms       Director                                 January 28, 2000
Jack P. Helms



/s/Burton M. Sack      Director                                 January 28, 2000
Burton M. Sack

                                  EXHIBIT INDEX

 Exhibit
   No.                              Description

   4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

   4.2 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

   4.3 Amendment to the 1995 Equity Incentive Plan increasing the number of shares of Common Stock for
                           Awards by 300,000 shares to a total of 2,300,000 shares (incorporated by reference to Exhibit 10.13 of the Registrant's Annual Report on Form10-K for the fiscal year ended December 28, 1997).

   4.4                     Amendment   to  the  1995   Equity   Incentive   Plan
                           increasing the number of shares of Common Stock available for Awards by 1,300,000 shares to a total of 3,600,000 shares (incorporated by reference to Exhibit 99 of the Registrant's Proxy Statement on Form 14A on April 6, 1999).

   4.5 1999 Employee Incentive Plan establishing the number of shares of Common Stock available for grant at 333,000 shares.

   5                       Opinion  of  Robert  T.  Steinkamp,  counsel  to  the
                           Company.

   23.1                    Consent of Robert T.  Steinkamp  (included in Exhibit
                           5).

   23.2                    Consent of Deloitte & Touche LLP.

   24 Powers of Attorney (included in signature page of Registration Statement).